Exhibit 10.1

________, 2008
Hambrecht Asia Acquisition Corp.
13/F Tower 2
New World Tower
18 Queens Road Central
Hong Kong

Broadband Capital Management, Inc.
712 Fifth Avenue
New York, New York 10019

Re: Initial Public Offering

Gentlemen:

The undersigned, a shareholder, officer and director of Hambrecht Asia Acquisition Corp. (the “Company”), in consideration of Broadband Capital Management, Inc.(“Broadband”) entering into a letter of intent, dated [          ], 2007 (“Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):

I.    (1)     In the event that the Company fails to consummate a Business Combination within 18, 24 or 36 months, as the case may be, from the effective date (the “Effective Date”) of the registration statement relating to the IPO, the undersigned shall, in accordance with all applicable requirements of the Cayman Islands laws, take all action reasonably within his power to dissolve the Company and distribute all funds held in the Trust Account to holders of the IPO Shares as soon as reasonably practicable including, without limitation, (i) causing the Company’s board of directors to convene and adopt a plan of dissolution and liquidation and (ii) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation.

 (2)  Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

 (3)  The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor, prospective or actual target business, creditor or other entity that is owed money by the Company for services rendered or products sold to the Company or the claims of any prospective or actual target businesses, subject to the following limitations: (i) such indemnification will only be made insofar as the Company did not obtain a validly enforceable waiver from such party of such party’s rights or claims to the Trust Account, (ii) such indemnification will be made only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below the amount necessary in order for each holder of IPO Shares to receive a liquidation amount of at least $7.60 per IPO Share owned by such holder, and (iii) such indemnity shall be limited to the extent of the undersigned’s pro rata beneficial ownership of the Company immediately prior to the IPO.

II.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees: (A) not to become an officer or director of any blank check company which may acquire a business in the People’s Republic of China until the earlier of the announcement of a Business Combination or the Company’s dissolution and liquidation and (B) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business until the earlier of: (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. Such pre-existing fiduciary or contractual obligations are described more fully in Exhibit A hereto.

III.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with a company affiliated with any of the Insiders or their respective affiliates or a company that is either a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates. In addition, the undersigned acknowledges and agrees that the Company will not enter into a Business Combination with any underwriters or selling group members or any of their affiliates, unless the Company obtains an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. that a Business Combination with such target business is fair to the Company’s shareholders from a financial point of view.

IV.   (1)     Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

V.  Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

VI.   (1)     The undersigned agrees to be the Chief Executive Officer, President and a director of the Company until the earlier of the consummation of a Business Combination or the dissolution and liquidation of the Company. The undersigned agrees not to resign (or advise the board of directors that the undersigned declines to seek re-election to the board of directors) from his position as officer and director of the Company as set forth in the Registration Statement without the prior consent of Broadband until the earlier of the consummation by the Company of a Business Combination or dissolution of the Company and liquidation of the Trust Account. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s positions at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in his positions with the Company.

 (2)  The undersigned’s biographical information furnished to the Company and Broadband and attached hereto as Exhibit B is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Broadband is true and accurate in all respects as of the date first written above.

(3)  The undersigned represents and warrants that:

(a)  he is not subject to or a respondent in any legal action for any injunction relating to, or any cease and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering to the offering of securities in any jurisdiction;

(b)   No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

                              (c)   He has never been convicted of or plead guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and he has not plead guilty to or been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                             (d)   The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

                             (e)   Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                             (f)   Engaging in any type of business practice; or

                            (g)   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

VII.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Executive Officer, President and a director of the board of directors of the Company.

VIII.  The undersigned acknowledges and understands that Broadband and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

IX.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Broadband and the Company and their respective legal representatives or agents (including any investigative search firm retained by Broadband or the Company) any information they may have about the undersigned’s background and finances (the “Information”). Neither Broadband nor the Company nor their respective agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

X.  In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all Ordinary Shares owned by him prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO in favor of a Business Combination.

XI.  The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending one year after the consummation of a Business Combination, subject to the terms of a Share Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

XII.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint _________ as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Broadband and appoint a substitute agent acceptable to each of the Company and Broadband within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XIII.  As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, stock exchange, asset acquisition, reorganization or similar business combination, or control through contractual arrangements, of an operating business or businesses in the People’s Republic of China; (ii) “Ordinary Share” shall mean the ordinary share, par value $0.001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (vii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

XIV.  This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

_________________________________ John Wang

EXHIBIT A

[PROVIDE LIST OF PRIOR FIDUCIARY/CONTRACTUAL OBLIGATIONS]

EXHIBIT B
[ATTACH UPDATED BIOS FOR EACH]

John Wang has been our Chief Executive Officer, President and a director since [•], 2007. Mr. Wang has over twelve years of investment banking and consulting experience. He helped develop and establish the U.S. operations of SBI USA as Executive Vice President of SBI E2-Capital (HK) Limited and was a Managing Director and Chief Operating Officer of SBI E2-Capital (USA) Ltd. Prior to SBI, he managed Accenture Consulting’s Greater China communications, media, and high tech strategy practice, where he acted as consultant to China Mobile’s IPO in 1997, among other high profile projects. He was also the lead telecom analyst covering Greater China and Southeast Asia for Pyramid Research, a Cambridge Massachusetts based emerging market telecom research firm that is part of the Economist Intelligence Unit. Mr. Wang is currently the Managing Director of Marbella Capital Partners, a financial advisory firm based in Shanghai which focuses on private equity investment opportunities in Chinese companies across all sectors. Last year, he closed four late-stage deals, of which one has already gone public in Hong Kong and another, Tian Wei Yingli Solar, completed its IPO and listing on the New York Stock Exchange on June 8, 2007. Mr. Wang currently sits on the Board of Hong Kong Stock Exchange listed Wuyi Pharma (HKSE: 1889) and Tongda Energy, a Shanghai-based privately held natural gas company with operations in 11 cities across China. Mr. Wang holds a Bachelor of Arts degree in international relations from Tufts University and is a graduate of the Washington International Studies Program at St. Catherine’s College at Oxford University. He has an M.A.L.D. in international law and business from The Fletcher School of Law and Diplomacy and is a graduate of the Private Equity course at Harvard Business School.